UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 08, 2026

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2026, Aptevo Therapeutics Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”) with YA II PN, LTD., a Cayman Islands exempt limited company (“Yorkville”).

Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to issue and sell to Yorkville from time to time (each such occurrence, an “Advance”) up to $60.0 million (the “Commitment Amount”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), during the 36 months following the execution of the Purchase Agreement, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement. At the Company’s option, the shares of Common Stock would be purchased by Yorkville from time to time at a price equal to 96% of the lowest of the daily VWAPs (as hereinafter defined) during a three consecutive trading day period commencing on the date that the Company, subject to certain limitations, delivers a notice to Yorkville that the Company is committing Yorkville to purchase such shares of Common Stock (the “Advance Shares”). The Company may also specify a certain minimum acceptable price per share for each Advance. “VWAP” means, for any trading day or specified period, the volume weighted average price of the shares of Common Stock on the Nasdaq Capital Market, for such period as reported by Bloomberg L.P. As consideration for Yorkville’s irrevocable commitment to purchase the shares of Common Stock up to the Commitment Amount, the Company paid a structuring fee in the amount of $25,000 to Yorkville, and the Company has agreed to pay a commitment fee ("Commitment Fee") to Yorkville in an amount equal to 2.00% of the Commitment Amount. The Commitment Fee shall be paid by the Company in five equal quarterly installments. The first installment of the Commitment Fee is due and payable within five days following the date of execution of the Purchase Agreement, and each of the remaining four installments shall be due and payable on each successive three-month anniversary of the date of execution of the Purchase Agreement. With respect to the fourth and fifth installment of the Commitment Fee, subject to the satisfaction or waiver by Yorkville of the conditions set forth in the Purchase Agreement, the Company shall have the option to pay each installment by the issuing an Advance Notice to Yorkville requesting a number of Advance Shares equivalent to the installment of the Commitment Fee being paid divided by the lowest VWAP of the shares of Common Stock during the five consecutive trading days immediately prior to such due date, and the proceeds due to the Company in respect of such Advance Notice shall be retained by Yorkville in satisfaction of such installment of the Commitment Fee.

Under the applicable rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”) and pursuant to the Purchase Agreement, in no event may the Company issue or sell to Yorkville shares of Common Stock in excess of 199,466 shares of Common Stock (the “Exchange Cap”) representing 19.99% of the shares of Common Stock issued and outstanding as of the execution of the Purchase Agreement, unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of shares of Common Stock under the Purchase Agreement equals or exceeds $8.753 per share (which represents the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the execution of the Purchase Agreement or (ii) the average Nasdaq Official Closing Price for the five trading days immediately preceding the execution of the Purchase Agreement). In any event, the Company may not issue or sell any shares of Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq Rules.

Pursuant to the Purchase Agreement, Yorkville shall not be obligated to purchase or acquire any shares of Common Stock under the Purchase Agreement which, when aggregated with all other shares of Common Stock beneficially owned by Yorkville and its affiliates, would result in the beneficial ownership of Yorkville and its affiliates (on an aggregated basis) exceeding 9.99% of the then outstanding voting power or number of shares of Common Stock.

Yorkville’s obligation to purchase the Company’s shares of Common Stock pursuant to the Purchase Agreement is subject to a number of conditions, including, among other things, that a registration statement (the “Registration Statement”) be filed with the Securities and Exchange Commission (the “SEC”), registering the Advance Shares to be issued and sold pursuant to an Advance under the Securities Act of 1933, as amended (the “Securities Act”) and that the Registration Statement is declared effective by the SEC.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of a specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, Yorkville represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). The securities referred to in this current report on Form 8-K are being issued and sold by the Company to Yorkville in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 8.01 Other Events.

The Company issued a press release announcing the Purchase Agreement on January 9, 2026. A copy of the press release attached hereto as Exhibits 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Standby Equity Purchase Agreement, dated January 8, 2026 by and between Aptevo Therapeutics Inc. and YA II PN, LTD.
99.1	Press Release dated January 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date:	January 9, 2026	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer